Exhibit 3.19

CERTIFICATE OF INCORPORATION

OF

EDITORIAL MCGRAW-HILL LATINOAMERICANA, INC.,

Under Section 402 of the Business Corporation Law:

THE UNDERSIGNED being a natural person of at least 18 years of age and acting as the incorporator of the corporation hereby being formed under the Business Corporation Law, certifies that:

FIRST: The name of the Corporation is

EDITORIAL MCGRAW-HILL LATINOAMERICANA, INC.,

SECOND: The Corporation is formed for the following purpose or purposes:

To develop, manufacture, produce, provide, operate, distribute, purchase, sell, license, service, trade, and deal in and with property and goods of all kinds.

To engage in the business of publishing, marketing and distribution, and generally to perform any and all acts connected therewith or arising therefrom or incidental thereof, and all acts proper or necessary for the purpose of the business.

To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York; provided that the Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD: The principal office of the Corporation is to be located in the City of New York, County of New York, State of New York.

FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 100 shares, all of which shall be without par value, and all of which are of the same class.

FIFTH: The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

Editorial McGraw-Hill Latinoamericana, Inc.

1221 Avenue of the Americas

New York, New York 10020

Attention: Secretary

SIXTH: The duration of the Corporation is to be perpetual.

SEVENTH: Any one or more members of the Board of Directors of the corporation or of any committee thereof may participate in a meeting of said Board or of any such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.

EIGHTH: Except as may otherwise be specifically provided in this certificate of incorporation, no provisions of this certificate of incorporation is intended by the Corporation to be construed as limiting, prohibiting, denying or abrogating any of the general of specific powers or rights conferred under the Business corporation Law upon the Corporation, upon its shareholders, bondholders, and security holders, and upon its directors, officers, and other corporate personnel.

July 18, 1989

/s/ Dale L. Milestone
Dale L. Milestone, Incorporator
McGraw-Hill, Inc.
1221 Avenue of the Americas
New York, New York 10020

STATE OF NEW YORK	)
	)	SS.:
COUNTY OF NEW YORK	)

On the date hereinafter set forth, before me came Dale L. Milestone, to me known to be the individual who is described in, and who signed the foregoing certificate of incorporation, and she acknowledged to me that she signed the same.

July 18, 1989

/s/ Peter J. O’Conor
Notary Public

CERTIFICATE OF INCORPORATION

OF

EDITORIAL MCGRAW-HILL LATINOAMERICANA, INC.,

Under Section 402 of the Business Corporation Law

Robert N. Landes, General Counsel

McGraw-Hill, Inc.

1221 Avenue of the Americas

New York, New York 10020

Certificate of Amendment of the Certificate of Incorporation

of

Editorial McGraw-Hill Latinoamericana, Inc.,

Under Section 805 of the Business Corporation Law

It is hereby certified that:

FIRST: The name of the Corporation is Editorial McGraw-Hill Latinoamericana, Inc.

SECOND: The certificate of incorporation of the corporation was filed by the Department of State on July 24, 1989.

THIRD: The amendment of the certificate of incorporation of the corporation effected by this certificate of amendment is as follows:

To change the name of the corporation.

FOURTH: To accomplish the foregoing amendment, Article “FIRST” of the certificate of incorporation of the corporation, relating to the name of the corporation, is hereby amended to read as follows:

“The name of the corporation is Editorial

McGraw-Hill/Interamericana del Caribe, Inc.”

FIFTH: The foregoing amendment of the certificate of incorporation of the corporation was authorized by the Board of Directors of the corporation, followed by the unanimous written consent of the holder of all of the outstanding shares of the corporation entitled to vote on the said amendment of the certification of incorporation.

IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Date: December 5, 1990

/s/ G. Frederick Perkins
G. Frederick Perkins, Chairman

and /s/ Dale L. Milestone
Dale L. Milestone, Secretary

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

EDITORIAL MCGRAW-HILL LATINOAMERICANA, INC.,

Under Section 805 of the Business Corporation Law

McGraw-Hill, Inc.

1221 Avenue of the Americas

New York, New York 10020

Certificate of Amendment of the Certificate of Incorporation

of

Editorial McGraw-Hill/Interamericana del Caribe, Inc.,

Under Section 805 of the Business Corporation Law

It is hereby certified that:

FIRST: The name of the Corporation is Editorial McGraw-Hill Interamericana del Caribe, Inc.

SECOND: The certificate of incorporation of the corporation was filed by the Department of State on July 24, 1989.

THIRD: The amendment of the certificate of incorporation of the corporation effected by this certificate of amendment is as follows:

To change the name of the corporation.

FOURTH: To accomplish the foregoing amendment, Article “FIRST” of the certificate of incorporation of the corporation, relating to the name of the corporation, is hereby amended to read as follows:

“The name of the corporation is

McGraw-Hill Iberoamerica, Inc.”

FIFTH: The foregoing amendment of the certificate of incorporation of the corporation was authorized by the Board of Directors of the corporation, followed by the unanimous written consent of the holder of all of the outstanding shares of the corporation entitled to vote on the said amendment of the certification of incorporation.

IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Date: July 11, 1995

/s/ G. Frederick Perkins
G. Frederick Perkins, Chairman

/s/ Susan Winter
Susan Winter, Secretary

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

EDITORIAL MCGRAW-HILL INTERAMERICANA DEL CARIBE, INC.,

(Under Section 805 of the Business Corporation Law)

The McGraw-Hill, Inc.

1221 Avenue of the Americas

New York, New York 10020

Certificate of Amendment of the Certificate of Incorporation

of

McGraw-Hill Iberoamerica, Inc.,

Under Section 805 of the Business Corporation Law

It is hereby certified that:

FIRST: The name of the Corporation is McGraw-Hill Iberoamerica, Inc.

SECOND: The certificate of incorporation of the corporation was filed by the Department of State on July 24, 1989 under the original name of Editorial McGraw-Hill Latinoamericana, Inc.

THIRD: The amendment of the certificate of incorporation of the corporation effected by this certificate of amendment is as follows:

To change the name of the corporation.

FOURTH: To accomplish the foregoing amendment, Article “FIRST” of the certificate of incorporation of the corporation, relating to the name of the corporation, is hereby amended to read as follows:

“The name of the corporation is

McGraw-Hill Interamericana, Inc.”

FIFTH: The foregoing amendment of the certificate of incorporation of the corporation was authorized by the Board of Directors of the corporation, followed by the unanimous written consent of the holder of all of the outstanding shares of the corporation entitled to vote on the said amendment of the certification of incorporation.

IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Date: July 18, 1995

/s/ G. Frederick Perkins
G. Frederick Perkins, Chairman

/s/ Susan Winter
Susan Winter, Secretary

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

MCGRAW-HILL IBEROAMERICA, INC.,

(Under Section 805 of the Business Corporation Law)

The McGraw-Hill, Inc.

1221 Avenue of the Americas

New York, New York 10020